Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

STARRY GROUP HOLDINGS, INC.

ARTICLE I

The name of the corporation is Starry Group Holdings, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, 19801, and the name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) as it now exists or may hereafter be amended and supplemented.

ARTICLE IV

The total number of shares of capital stock that the Corporation shall have authority to issue is 860,000,000, consisting of: (i) 800,000,000 shares of Class A common stock, having a par value of $0.0001 per share (the “Class A Common Stock”); (ii) 50,000,000 shares of Class X common stock, having a par value of $0.0001 per share (the “Class X Common Stock” and together with the Class A Common Stock, the “Common Stock”); and (iv) 10,000,000 shares of preferred stock, having a par value of $0.0001 per share (the “Preferred Stock”).

ARTICLE V

The designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

A. COMMON STOCK

1. General. The voting, dividend, liquidation and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) and outstanding from time to time.

2. Voting. Except as otherwise provided herein or expressly required by law, each holder of Common Stock, as such, shall be entitled to vote on each matter submitted to a vote of stockholders generally and shall be entitled to one vote for each share of Class A Common Stock and, until the Sunset Date, twenty votes for each share of Class X Common Stock, in each case, held of record by such holder as of the record date for determining stockholders entitled to vote on such matter. From and after the Sunset Date, each share of Class X Common Stock will entitle the record holder thereof to one vote on all matters on which stockholders generally are entitled to vote. Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation (as defined below)) (this “Certificate of Incorporation”) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of Preferred Stock or other class of Common Stock if the holders of such affected series of Preferred Stock or class of Common Stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series or class, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation) or pursuant to the DGCL.

Except as otherwise required pursuant to this Certificate of Incorporation and subject to the rights of any holders of any outstanding series of Preferred Stock, the number of authorized shares of Class A Common Stock, Class X Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto).

Except as otherwise required in this Certificate of Incorporation or by the DGCL, the holders of Common Stock will vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with such holders of Common Stock, as a single class with the holders of Preferred Stock).

3. Dividends.

(i) Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock, the holders of Common Stock, as such, shall be entitled to the payment of dividends on the Common Stock when, as and if declared by the Board of Directors in accordance with applicable law.

(ii) Dividends of cash or property may not be declared or paid on any class of Common Stock unless a dividend of the same amount per share and same type of cash or property (or combination thereof) per share is concurrently declared or paid on the other classes of outstanding Common Stock.

(iii) In no event will any stock dividend, stock split, reverse stock split, combination of stock, subdivision, reclassification or recapitalization be declared or made on any class of Common Stock (each, a “Stock Adjustment”) unless a corresponding Stock Adjustment for all other classes of Common Stock at the time outstanding is made in the same proportion and the same manner (unless such requirement is waived in advance by the written consent or affirmative vote of the holders of shares representing a majority of the voting power of any such other class of Common Stock (voting separately as a single class), in which event, no such Stock Adjustment need be made for such other class of Common Stock). Stock dividends with respect to each class of Common Stock may only be paid with shares of stock of the same class of Common Stock.

4. Liquidation. Subject to the rights and preferences of any holders of any shares of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.

5. Merger, Consolidation, Tender or Exchange Offer. Except as expressly provided in this Article V, all shares of Common Stock shall, as among each other, have the same rights, preferences and privileges and rank equally, share ratably and be identical in all respects as to all matters (unless holders of shares representing a majority of the voting power of any outstanding class of Common Stock (voting separately as a single class) waive such requirement in advance and in writing as to different treatment of such class of Common Stock, in which event different treatment may be permitted for such class of Common Stock). Without limiting the generality of the foregoing, unless such requirement as to different treatment of such class of Common Stock is waived in advance by the affirmative vote or written consent of holders of shares representing a majority of the voting power of any outstanding class of Common Stock (voting separately as a single class), in which event, different treatment may be permitted for such class of Common Stock, (1) in the event of a merger, consolidation or other business combination requiring the approval of the holders of the Corporation’s capital stock entitled to vote thereon (whether or not the Corporation is the surviving entity), the holders of any class of Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of any other class of Common Stock, and the holders of any class of Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration, if any, on a per share basis as the holders of any other class of Common Stock, and (2) in the event of (a) any tender or exchange offer to acquire any shares of Common Stock by any third party pursuant to an agreement to which the Corporation is a party or (b) any tender or exchange offer by the Corporation to acquire any shares of Common Stock, pursuant to the terms of the applicable tender or exchange offer, the holders of any class of Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of any other class of Common Stock, and the holders of any class of Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration, if any, on a per share basis as the holders of any other class of Common Stock; provided that, for the purposes of the foregoing clauses (1) and (2) and notwithstanding the first sentence of this Article V, Section A.5, in the event any such consideration includes securities, the consideration payable to holders of Class X Common Stock shall be deemed the same form of consideration and at least the same amount of consideration on a per share basis as the holders of Class A Common Stock on a per share basis if the only difference in the per share distribution to the holders of Class X Common Stock is that each share of the securities distributed to such holders has twenty times the voting power of each share of the securities distributed to the holder of a share of Class A Common Stock.

6. Transfer Rights. Subject to applicable law and the transfer restrictions set forth in Article VIII of the Bylaws of the Corporation (as such Bylaws may be amended from time to time, the “Bylaws”) and Article V, Section A.7 of this Certificate of Incorporation, shares of Common Stock and the rights and obligations associated therewith shall be fully transferable to any transferee.

7. Conversion of Class X Common Stock.

(i) Voluntary Conversion. Each share of Class X Common Stock shall be convertible into one share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the transfer agent of the Corporation.

(ii) Automatic Conversion. Each share of Class X Common Stock shall automatically, without any further action, convert into one share of Class A Common Stock upon a Transfer, other than to a Qualified Stockholder, of such share.

(iii) Automatic Conversion of All Outstanding Class X Common Stock. Each share of Class X Common Stock shall automatically, without any further action, convert into one share of Class A Common Stock upon the earlier of (such date, the “Sunset Date”): (a) the date that is nine months following the first date after the Acquisition Effective Time (as defined in that certain Agreement and Plan of Merger, dated as of October 6, 2021, by and among the Corporation, FirstMark Horizon Acquisition Corp., Sirius Merger Sub, Inc. and Starry, Inc., as the same may be amended, supplemented or otherwise modified from time to time (the “Business Combination Agreement”)) on which Founder (1) is no longer providing services, whether upon death, resignation, removal or otherwise, to the Corporation as a member of the senior leadership team, officer or director and (2) has not provided any such services for the duration of such nine-month period; and (b) the first date after the Acquisition Effective Time as of which the Qualified Stockholders have Transferred, in the aggregate, more than seventy-five percent (75%) of the shares of Class X Common Stock that were held by the Qualified Stockholders immediately following the Acquisition Effective Time.

(iv) Final Conversion of Class X Common Stock. On the Sunset Date, each share of Class X Common Stock shall automatically, without any further action, convert into one share of Class A Common Stock. Following such conversion, the reissuance of shares of Class X Common Stock shall be prohibited, and such shares shall be retired and cancelled in accordance with Section 243 of the DGCL and the filing with the Secretary of State of the State of Delaware required thereby, and upon such retirement and cancellation, all references to Class X Common Stock in this Certificate of Incorporation shall be eliminated.

(v) Procedures. The Corporation may, from time to time, establish such policies and procedures relating to the conversion of Class X Common Stock into Class A Common Stock and the general administration of this multi-class stock structure, including the issuance of stock certificates (or the establishment of book-entry positions) with respect thereto, as it may deem reasonably necessary or advisable, and may from time to time request that holders of shares of Class X Common Stock furnish certifications, affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class X Common Stock and to confirm that a conversion into Class A Common Stock has not occurred. A determination in good faith by the Secretary of the Corporation that a Transfer results or has resulted in a conversion into Class A Common Stock shall be conclusive and binding.

(vi) Immediate Effect of Conversion. In the event of a conversion of shares of Class X Common Stock into shares of Class A Common Stock pursuant to this Article V, Section A.7, including upon the Sunset Date, such conversion(s) shall be deemed to have been made at the time that the Transfer of shares occurred or immediately upon the Sunset Date at 11:59 p.m. Eastern Time, as applicable. Upon any conversion of Class X Common Stock into Class A Common Stock, all rights of the holder of shares of Class X Common Stock shall cease and the person or persons in whose names or names the certificate or certificates (or book-entry position(s)) representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock. Shares of Class X Common Stock that are converted into shares of Class A Common Stock as provided in this Article V, Section A.7 shall be retired and may not be reissued.

(vii) Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class X Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class X Common Stock into shares of Class A Common Stock.

8. No Further Issuances. Except for a dividend payable in accordance with Article V, Section A.3 or a Stock Adjustment effectuated in accordance with Article V, Section A.3, the Corporation shall not at any time after the Acquisition Effective Time issue any additional shares of Class X Common Stock, unless such issuance is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, voting as a separate class. After the Sunset Date, the Corporation shall not issue any additional shares of Class X Common Stock.

9. For purposes of this Article V, Section A, references to:

(i) “Change of Control Issuance” means the issuance, at any time after the Acquisition Merger Effective Time, by the Corporation, in a transaction or series of related transactions, of voting securities to any person or persons acting as a group as contemplated in Rule 13d-5(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor provision) that immediately prior to such transaction or series of related transactions held fifty percent (50%) or less of the total voting power of the outstanding voting securities of the Corporation (assuming that the Class A Common Stock and Class X Common Stock each entitle the holder thereof to one vote per share), such that, immediately following such transaction or series of related transactions, such person or group of persons would hold more than fifty percent (50%) of the total voting power of the outstanding voting securities of the Corporation (assuming that the Class A Common Stock and Class X Common Stock each entitle the holder thereof to one vote per share).

(ii) “Change of Control Transaction” means, at any time after the Acquisition Merger Effective Time, (a) the sale, lease, exclusive license, exchange, or other disposition (other than liens and encumbrances created in the ordinary course of business, including liens or encumbrances to secure indebtedness for borrowed money that are approved by the Board of Directors, so long as no foreclosure occurs in respect of any such lien or encumbrance) of all or substantially all of the Corporation’s property and assets (which shall for such purpose include the property and assets of any direct or indirect subsidiary of the Corporation), provided that any sale, lease, exclusive license, exchange or other disposition of property or assets exclusively between or among the Corporation and any direct or indirect subsidiary or subsidiaries of the Corporation shall not be deemed a “Change of Control Transaction”; (b) the merger, consolidation, business combination, or other similar transaction of the Corporation with any other entity, other than a merger, consolidation, business combination, or other similar transaction that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the outstanding voting securities of the Corporation (or such surviving or parent entity) or more than fifty percent (50%) of the total number of outstanding shares of the Corporation’s (or such surviving or parent entity’s) capital stock, in each case as outstanding immediately after such merger, consolidation, business combination, or other similar transaction, and the stockholders of the Corporation immediately prior to the merger, consolidation, business combination, or other similar transaction continuing to own voting securities of the Corporation (or such surviving or parent entity) immediately following the merger, consolidation, business combination, or other similar transaction in substantially the same proportions (vis-à-vis each other) as such stockholders owned of the voting securities of the Corporation immediately prior to the transaction; (c) a recapitalization, liquidation, dissolution, or other similar transaction involving the Corporation, other than a recapitalization, liquidation, dissolution, or other similar transaction that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation (or such surviving or parent entity) or more than fifty percent (50%) of the total number of outstanding shares of the Corporation’s (or such surviving or parent entity’s) capital stock, in each case as outstanding immediately after such recapitalization, liquidation, dissolution or other similar transaction, and the stockholders of the Corporation immediately prior to the recapitalization, liquidation, dissolution or other similar transaction continuing to own voting securities of the Corporation (or such surviving or parent entity) immediately following the recapitalization, liquidation, dissolution or other similar transaction in substantially the same proportions (vis-à-vis each other) as such stockholders owned of the voting securities of the Corporation immediately prior to the transaction; and (d) any Change of Control Issuance.

(iii) “Dispositive Power” means the power to directly or indirectly cause a Transfer of the owner’s shares (including, without limitation, the power to direct a trustee of a Permitted Trust to Transfer such Permitted Trust’s shares).

(iv) “Family Member” means an individual’s spouse, ex-spouse, domestic partner, lineal (including by adoption) descendant or antecedent, brother or sister, or the spouse or domestic partner of any child, adopted child or grandchild (including by adoption) of such individual.

(v) “Founder” means Chaitanya Kanojia.

(vi) “Permitted Entity” means, with respect to a Qualified Stockholder, (a) a corporation in which such Qualified Stockholder directly, or indirectly through one or more Permitted Entities, owns shares with sufficient voting control in such corporation, or otherwise has legally enforceable rights, such that the Qualified Stockholder retains Dispositive Power and Voting Control with respect to the shares of Class X Common Stock held by such corporation; (b) a partnership in which such Qualified Stockholder directly, or indirectly through one or more

Permitted Entities, owns partnership interests with sufficient voting control in the partnership, or otherwise has legally enforceable rights, such that the Qualified Stockholder retains Dispositive Power and Voting Control with respect to the shares of Class X Common Stock held by such partnership; or (c) a limited liability company in which such Qualified Stockholder directly, or indirectly through one or more Permitted Entities, owns membership interests with sufficient voting control in the limited liability company, or otherwise has legally enforceable rights, such that the Qualified Stockholder retains Dispositive Power and Voting Control with respect to the shares of Class X Common Stock held by such limited liability company.

(vii) “Permitted Foundation” means with respect to a Qualified Stockholder: a trust or private non-operating organization that is tax-exempt under Section 501(c)(3) of the Internal Revenue Code, as amended (the “Code”), so long as such Qualified Stockholder has Dispositive Power and Voting Control with respect to the shares of Class X Common Stock held by such trust or organization and the Transfer to such trust does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust or organization) to such Qualified Stockholder.

(viii) “Permitted IRA” means an Individual Retirement Account, as defined in Section 408(a) of the Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which a Qualified Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Code; provided that in each case such Qualified Stockholder has Dispositive Power and Voting Control with respect to the shares of Class X Common Stock held in such account, plan or trust.

(ix) “Permitted Transfer” means, and is restricted to, any Transfer of a share of Class X Common Stock: (a) by a Qualified Stockholder to (1) any Permitted Trust of such Qualified Stockholder, (2) any Permitted IRA of such Qualified Stockholder, (3) any Permitted Entity of such Qualified Stockholder, and (4) any Permitted Foundation of such Qualified Stockholder; or (b) by a Permitted Trust, Permitted IRA, Permitted Entity or Permitted Foundation of a Qualified Stockholder to (1) such Qualified Stockholder, or (2) any other Permitted Entity of such Qualified Stockholder.

(x) “Permitted Trust” means with respect to a Qualified Stockholder a trust which (a) is held for the benefit of such Qualified Stockholder and/or one or more Family Members of the Qualified Stockholder in which no person other than such Qualified Stockholder and/or one or more Family Members of the Qualified Stockholder is then a beneficiary entitled to distributions of income or principal from such trust, and (b) confers upon the Qualified Stockholder a Dispositive Power and Voting Control with respect to the shares of Class X Common Stock held by such trust.

(xi) “Qualified Stockholder” means (a) Founder; (b) any other registered holder of a share of Class X Common Stock immediately following the Acquisition Merger Effective Time; (c) the initial registered holder of any shares of Class X Common Stock that are originally issued by the Corporation pursuant to the exercise, conversion or settlement of a Right (provided that such Right was issued to and at all times held by a holder who would have been a Qualified Stockholder if such Right had been a share and without reference to this clause (c)); (d) each natural person who Transfers shares of, or Rights for, Class X Common Stock to a Permitted

Trust, Permitted IRA, Permitted Entity or Permitted Foundation that is or becomes a Qualified Stockholder in connection with such Transfer; or (e) a transferee of shares of Class X Common Stock received in a Transfer that constitutes a Permitted Transfer.

(xii) “Rights” means any option, restricted stock unit, warrant, conversion right or contractual right of any kind to acquire (through purchase, conversion or otherwise) shares of the Corporation’s authorized but unissued capital stock (or issued but not outstanding capital stock).

(xiii) “Transfer” means, with respect to a share of Class X Common Stock, any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control over such share by proxy or otherwise; provided that the following shall not be considered a “Transfer”: (a) the granting of a revocable proxy to officers or directors or agents of the Corporation with the approval and at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders; (b) entering into a voting trust, agreement or arrangement (with or without granting a proxy) (1) solely with stockholders who are holders of Class X Common Stock that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (B) either has a term not exceeding one year or is terminable by the holder of the shares subject thereto at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner, or (2) pursuant to a written agreement to which the Corporation is a party; (c) in connection with a Change of Control Transaction that has been approved by the Board of Directors, the entering into a support, voting, tender or similar agreement or arrangement (in each case, with or without the grant of a proxy) that has also been approved by the Board of Directors; (d) the pledge of shares of Class X Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder (or the Founder) continues to exercise Voting Control over such pledged shares and no such Voting Control is exercised by the Person to whom the shares are pledged (other than the Founder if the Founder is the Person to whom the shares are pledged), provided that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer” or (e) the fact that, as of the Acquisition Merger Effective Time or at any time after the Acquisition Merger Effective Time, the spouse of any holder of Class X Common Stock possesses or obtains an interest in such holder’s shares of Class X Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a Transfer of such shares of Class X Common Stock (including a Transfer by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or any other court order).

A Transfer shall also be deemed to have occurred with respect to a share of Class X Common Stock beneficially held by (x) an entity that is a Permitted Trust, Permitted IRA, Permitted Entity or Permitted Foundation, if there occurs any act or circumstance that causes such entity to no longer be a Permitted Trust, Permitted IRA, Permitted Entity or Permitted

Foundation or if there occurs a Transfer on a cumulative basis, from and after the Acquisition Merger Effective Time, of a majority of the voting power of the voting securities of such entity or any direct or indirect parent of such entity, other than a Transfer to parties that are, as of the Acquisition Merger Effective Time, holders of voting securities of any such entity or parent of such entity, or (y) an entity that is a Qualified Stockholder, if there occurs a Transfer on a cumulative basis, from and after the Acquisition Merger Effective Time, of a majority of the voting power of the voting securities of such entity or any direct or indirect parent of such entity, other than a Transfer to parties that are, as of the Acquisition Merger Effective Time, holders of voting securities of any such entity or parent of such entity.

(xiv) “Voting Control” means, with the respect to a share of Class X Common Stock, the power (whether directly or indirectly) to vote or direct the voting of an equity interest, interest in a trust or other interest or security by proxy, voting agreement, or otherwise. For this purpose, the Voting Control with respect to shares transferred to and held in a Permitted Trust shall be deemed to be held exclusively by the trustee of such Permitted Trust; provided, however, if there is any individual powerholder who possesses the power to remove and replace the trustee of such Permitted Trust (a) without cause, (b) for any reason, and (c) not less often than once in any twelve (12) month period, then the Voting Control of such Permitted Trust’s shares shall be deemed to be held exclusively by such individual powerholder (and not the trustee of such Permitted Trust).

B. PREFERRED STOCK

Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the creation and issuance of such series adopted by the Board of Directors as hereinafter provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a “Certificate of Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Certificate of Incorporation (including any Certificate of Designation). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any Certificate of Designation).

ARTICLE VI

For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:

A. Effective upon the Acquisition Merger Effective Time, the directors of the Corporation (other than Preferred Stock Directors (as defined below)) shall be classified with respect to the time for which they severally hold office into three classes, designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the whole Board of Directors. The initial Class I directors shall serve for a term expiring at the first annual meeting of the stockholders following the Acquisition Merger Effective Time; the initial Class II directors shall serve for a term expiring at the second annual meeting of the stockholders following the Acquisition Merger Effective Time; and the initial Class III directors shall serve for a term expiring at the third annual meeting following the Acquisition Merger Effective Time. At each annual meeting of stockholders of the Corporation beginning with the first annual meeting of stockholders following the Acquisition Merger Effective Time, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. If the number of such directors (other than Preferred Stock Directors) is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. Any such director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office. The Board of Directors is authorized to assign members of the Board of Directors already in office upon the effectiveness of this Article VI, Section A (the “Classification Effective Time”) to their respective class. Each director shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal in accordance with this Certificate of Incorporation.

B. Except as otherwise expressly provided by the DGCL or this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors that shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors in accordance with the Bylaws.

C. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors (“Preferred Stock Directors”), (i) until the Sunset Date, the Board of Directors or any individual director may be removed from office at any time, with or without cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors; provided that, after the Classification Effective Time, the director designated by FirstMark (as defined in the Business Combination Agreement) pursuant to the Business Combination Agreement may be removed by such affirmative vote only for cause, and (ii) following the Sunset Date, the Board of Directors or any individual director may be removed from office at any time only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

D. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, except as otherwise provided by law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled (i) following the Sunset Date, only by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director and, (ii) after the Acquisition Merger Effective Time and until the Sunset Date, only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors. For avoidance of doubt, prior to the Acquisition Merger Effective Time, vacancies and newly created directorships may be filled in any manner permitted by the DGCL.

E. Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including any Certificate of Designation). Notwithstanding anything to the contrary in this Article VI, the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to paragraph B of this Article VI, and the total number of directors constituting the whole Board of Directors shall be automatically adjusted accordingly. Except as otherwise provided in the Certificate of Designation(s) in respect of one or more series of Preferred Stock, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such Certificate of Designation(s), the terms of office of all such additional directors elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

F. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws, without the assent or vote of the stockholders of the Corporation entitled to vote with respect thereto in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote of the stockholders, at any time after the Sunset Date, in addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Certificate of Incorporation (including any Certificate of Designation(s) in respect of one or more series of Preferred Stock) or the Bylaws, the adoption, amendment or repeal of the Bylaws by the stockholders of the Corporation shall require the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote generally in an election of directors.

G. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

ARTICLE VII

A. Until the Sunset Date, any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called annual or special meeting of stockholders or may, except as otherwise required by applicable law or this Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the applicable provisions of the DGCL. Following the Sunset Date, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation, and shall not be taken by written consent in lieu of a meeting. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Certificate of Designation relating to such series of Preferred Stock, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant series of Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the applicable provisions of the DGCL.

B. Subject to the special rights of the holders of one or more series of Preferred Stock, and to the requirements of applicable law, special meetings of the stockholders of the Corporation may be called for any purpose or purposes, at any time only by or at the direction of the Board of Directors, the Chairperson of the Board of Directors or the Chief Executive Officer, in each case, in accordance with the Bylaws, and shall not be called by any other person or persons. Notwithstanding the foregoing, until the Sunset Date, special meetings of the stockholders of the Corporation may be called for any purpose or purposes by the Secretary of the Corporation upon the request, in writing, of any holder of record of at least 25% of the voting power of the issued and outstanding shares of stock of the Corporation. Any such special meeting so called may be postponed, rescheduled or cancelled by the Board of Directors or other person calling the meeting.

C. Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes identified in the notice of meeting.

ARTICLE VIII

No director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal or modification of this Article VIII, or the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VIII, shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ARTICLE IX

A. The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL. By operation of Section 203(b)(3) of the DGCL, the restrictions on business combinations (as defined in Section 203(c)(3) of the DGCL) under Section 203 of the DGCL shall continue to apply for twelve (12) months after the Acquisition Merger Effective Time, at which time they shall cease to apply by virtue of the election set forth in the immediately preceding sentence (the “203 Opt-Out Effective Date”). The provisions of Article IX(B)-(D), including the restrictions on business combinations (as defined in Article IX(D)(3) below) set forth in Article IX(B) below, shall not apply before the 203 Opt-Out Effective Date. From and after the 203 Opt-Out Effective Date, the provisions of Article IX(B) – (D) below shall become effective if, and shall continue in effect for so long as, the Class A Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act.

B. The Corporation shall not engage in any business combination with any interested stockholder (as defined below) for a period of three years following the time that such stockholder became an interested stockholder, unless:

(1) prior to such time, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

(2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(3) at or subsequent to such time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds (66 2/3%) of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

C. The restrictions contained in the foregoing Article IX(B) shall not apply if:

(1) a stockholder becomes an interested stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder and (ii) would not, at any time, within the three-year period immediately prior to the business combination between the Corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership; or

(2) the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this Article IX(C)(2), (ii) is with or by a person who either was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of the Board of Directors and (iii) is approved by a majority of the directors then in office (but not less than one) who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Corporation (except for a merger in respect of which, pursuant to Section 251(f) of the DGCL, no vote of the stockholders of the Corporation is required), (y) a sale, lease, exchange, mortgage, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation (other than to any direct or indirect wholly owned subsidiary or to the Corporation) having an aggregate market value equal to fifty percent or more of either that aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation or (z) a proposed tender or exchange offer for 50% or more of the outstanding voting stock of the Corporation. The Corporation shall give not less than 20 days’ notice to all interested stockholders prior to the consummation of any of the transactions described in clause (x) or (y) of the second sentence of this Article IX(C)(2).

D. For purposes of this Article IX, references to:

(1) “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(2) “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of the voting power thereof; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(3) “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

a. any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation subsection (B) of this Article IX is not applicable to the surviving entity;

b. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

c. any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (ii) pursuant to a merger under Section 251(g) of the DGCL; (iii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (iv) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (v) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (iii) through (v) of this subsection shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

d. any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

e. any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (a) through (d) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary; provided that this subsection e. shall not apply to any benefits received (x) at or prior to the Acquisition Merger Effective Time or (y) by Sponsor, its Affiliates, any of its or their respective Representatives or any Representatives (as of immediately prior to the Acquisition Merger Effective Time) of the Corporation or Merger Sub, in each case of this clause (y), pursuant to the Business Combination Agreement, any Ancillary Agreement or their respective rights, if any, to exculpation, indemnification, advancement of expenses and/or liability insurance coverage under or required by this Certificate of Incorporation, the Bylaws, the SPAC Organizational

Documents or the Business Combination Agreement (each capitalized term used in this clause (y) and not otherwise defined herein, as defined in the Business Combination Agreement) (any benefit referred to in clauses (x) or (y), an “Exempt Benefit”); provided, further, that for so long as this Certificate of Incorporation restricts business combinations, the Corporation shall not amend this Certificate of Incorporation so as to result in an Exempt Benefit becoming subject to the restrictions on business combinations therein.

(4) “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this subsection (D) of Article IX, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(5) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include (a) any Stockholder Party, any Stockholder Party Direct Transferee, any Stockholder Party Indirect Transferee or any of their respective affiliates or successors or any “group,” or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act, or (b) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, further, that in the case of clause (b) such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below.

(6) “owner,” including the terms “own,” “owned,” and “ownership” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

a. beneficially owns such stock, directly or indirectly;

b. has (i) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (ii) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

c. has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (ii) of subsection (b) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

(7) “person” means any individual, corporation, partnership, unincorporated association or other entity.

(8) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(9) “Stockholder Party” means any Qualified Stockholder.

(10) “Stockholder Party Direct Transferee” means any person that acquires (other than in a registered public offering) directly from any Stockholder Party or any of its successors or any “group,” or any member of any such group, of which such persons are a party under Rule 13d-5 of the Exchange Act ownership of 15% or more of the then outstanding voting stock of the Corporation.

(11) “Stockholder Party Indirect Transferee” means any person that acquires (other than in a registered public offering) directly from any Stockholder Party Direct Transferee or any other Stockholder Party Indirect Transferee ownership of 15% or more of the then outstanding voting stock of the Corporation.

(12) “voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall be calculated on the basis of the aggregate number of votes applicable to all outstanding shares of such voting stock, and by allocating to each share of voting stock, that number of votes to which such share is entitled.

ARTICLE X

A. Subject to Article X(C), to the fullest extent permitted by law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

B. Subject to Article X(C), to the fullest extent permitted by law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

C. Any indemnification under this Article X (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Article X(A) or Article X(B), as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

D. For purposes of any determination under Article X(C), a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Article X(D) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Article X(A) or Article X(B), as the case may be.

E. Notwithstanding any contrary determination in the specific case under Article X(C), and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible Article X(A) or Article X(B). The basis of such indemnification by the Corporation shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Article X(A) or Article X(B), as the case may be. Neither a contrary determination in the specific case under Article X(C) nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Article X shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

F. Expenses (including attorneys’ fees) incurred by a present or former director or officer in appearing at, participating in or defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article X shall be paid by the Corporation upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article X. Such expenses (including attorneys’ fees) incurred by employees and agents of the Corporation or by persons acting at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

G. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Article X(A) or Article X(B) shall be made to the fullest extent permitted by law. The provisions of this Article X shall not be deemed to preclude the indemnification of any person who is not specified in Article X(A) or Article X(B) but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

H. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article X.

I. For purposes of this Article X, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article X shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article X, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article X.

J. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall, unless otherwise provided when authorized or ratified as provided in this Article X, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

K. Notwithstanding anything contained in this Article X to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Article X(E)), the Corporation shall not be obligated to indemnify any present or former director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

L. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation and to persons serving at the request of the Corporation as directors, officers, employees and agents of another corporation, partnership, joint venture, trust or other enterprise similar to those conferred in this Article X to directors and officers of the Corporation.

M. Notwithstanding that a director, officer, employee or agent of the Corporation (collectively, the “Covered Persons”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by other persons (collectively, the “Other Indemnitors”), with respect to the rights to indemnification, advancement of expenses and/or insurance set forth herein, the Corporation: (i) shall be the indemnitor of first resort (i.e., its obligations to Covered Persons are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Covered Persons are secondary); and (ii) shall be required to advance the full amount of expenses incurred by Covered Persons and shall be liable for the full amount of all liabilities, without regard to any rights Covered Persons may have against any of the Other Indemnitors. No advancement or payment by the Other Indemnitors on behalf of Covered Persons with respect to any claim for which Covered Persons have sought indemnification from the Corporation shall affect the immediately preceding sentence, and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Covered Persons against the Corporation. Notwithstanding anything to the contrary herein, the obligations of the Corporation under this Article X(M) shall only apply to Covered Persons in their capacity as Covered Persons.

N. Any repeal or amendment of this Article X by the Board of Directors or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Article X, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

ARTICLE XI

A. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder or employee of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Bylaws or this Certificate of Incorporation (as either may be amended from time to time), (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Chancery Court, or (v) any action, suit or proceeding asserting a claim against the Corporation or any current or former director, officer or stockholder governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of the immediately preceding sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Notwithstanding the foregoing, the provisions of this Article XI(A) shall not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.

B. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

C. For avoidance of doubt, any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XI and each other Article of this Certificate of Incorporation.

ARTICLE XII

A. In recognition and anticipation that (a) certain directors, principals, officers, employees and/or other representatives of an Exempted Person (as defined below) and its Affiliates (as defined below) may serve as directors, officers or agents of the Corporation, (b) an Exempted Person and its Affiliates, including (i) any portfolio company in which it or any of its investment fund Affiliates have made a debt or equity investment (and vice versa) or (ii) any of its limited partners, non-managing members or other similar direct or indirect investors may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (c) members of the Board of Directors who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates, including (i) any portfolio company in which they or any of their respective investment fund Affiliates have made a debt or equity investment (and vice versa) or (ii) any of their respective limited partners, non-managing members or other similar direct or indirect investors may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article XII are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any Exempted Person, Non-Employee Director or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

B. Neither (i) any Exempted Person nor (ii) any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Corporation in both his or her director and officer capacities) or his or her Affiliates (other than the Corporation, any of its subsidiaries or their respective officers or employees) (the Persons (as defined below) identified in (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any fiduciary duty to refrain from directly or indirectly (A) engaging in and possessing interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business in which the Corporation or any of its subsidiaries now engages or proposes to engage or (B) competing with the Corporation or any of its Affiliates or subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or shareholder of any other Person (other than the Corporation or any of its subsidiaries), and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted from time to time by the laws of the State of Delaware, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section C of Article XI. Subject to Section C of Article XI, in the event that any Identified Person acquires knowledge of a potential transaction or matter that may be a corporate or other business opportunity for itself, herself or himself, or any of its or his or her Affiliates, and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty (fiduciary, contractual or otherwise) to communicate or present such transaction or matter to the Corporation or any of its subsidiaries, as the case may be and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any subsidiary of the Corporation for breach of any duty (fiduciary, contractual or otherwise) as a stockholder or director of the Corporation by reason of the fact that such Identified Person, directly or indirectly, pursues or acquires such opportunity for itself, herself or himself, directs such opportunity to another Person or does not present such opportunity to the Corporation or any of its subsidiaries (or its Affiliates).

C. The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Corporation in both his or her director and officer capacities) if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation, and the provisions of Section B of this Article XII shall not apply to any such corporate opportunity.

D. In addition to and notwithstanding the foregoing provisions of this Article XII, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (a) the Corporation is neither financially or legally able, nor contractually permitted to undertake, (b) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (c) is one in which the Corporation has no interest or reasonable expectancy.

E. For purposes of this Article XII, (i) “Affiliate” means (a) in respect of an Exempted Person, any Person that, directly or indirectly, is controlled by such Exempted Person, controls such Exempted Person or is under common control with such Exempted Person and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), (b) in respect of a Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (c) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; (ii) “Exempted Person” means FirstMark Horizon Sponsor LLC and its Affiliates; and (iii) “Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

F. For avoidance of doubt, any Person purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XII and each other Article of this Certificate of Incorporation.

ARTICLE XII

A. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, in addition to any vote required by applicable law, the following provisions in this Certificate of Incorporation may not be amended, altered, repealed or rescinded, in whole or in part, and no provision inconsistent therewith or herewith may be adopted, without the affirmative vote of the holders of at least two-thirds (66 2/3%) of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class: Article V, Article VI, Article VII, Article VIII, Article IX, Article X, Article XI, Article XII and this Article XIII; provided, however, that, in addition to any other vote required by law or this Certificate of Incorporation, any amendment to this Certificate of Incorporation that (x) increases the voting power of the Class X Common Stock pursuant to Article V, Section A.2 or (y) alters or changes Article V, Section A.7 in a manner that adversely affects the holders of Class A Common Stock shall not be approved, in each case, without the affirmative vote of the holders of at least a majority of the total voting power of all then-outstanding shares of Class A Common Stock of the Corporation entitled to vote thereon, voting as a separate class.

B. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by applicable law, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

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